EXHIBIT (11)

                  THE PROCTER & GAMBLE COMPANY AND SUBSIDIARIES
                  ---------------------------------------------
                        Computation of Earnings Per Share
                        ---------------------------------
                  Amounts in Millions Except Per Share Amounts

                                                         Three Months Ended
                                                            September 30
                                                       2000             1999
                                                     -------          --------
BASIC NET EARNINGS PER SHARE
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Net earnings                                         $ 1,155          $ 1,147
Deduct preferred stock dividends                          31               30
                                                     -------          -------
Net earnings applicable to common stock              $ 1,124          $ 1,117
                                                     =======          =======

Average number of common shares outstanding          1,305.6          1,316.5
                                                     =======          =======

Basic net earnings per share                         $  0.86          $  0.85
                                                     =======          =======

DILUTED NET EARNINGS PER SHARE
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Net earnings                                         $ 1,155          $ 1,147
Deduct differential - preferred
   vs. common dividends                                    4                5
                                                     -------          -------
Net earnings applicable to common stock              $ 1,151          $ 1,142
                                                     =======          =======

Average number of common shares outstanding          1,305.6          1,316.5
Add potential effect of:
  Exercise of options                                   12.5             23.3
  Conversion of preferred stock                         92.7             95.4
                                                     -------          -------
Average number of common shares
  outstanding, assuming dilution                     1,410.8          1,435.2
                                                     =======          =======

Diluted earnings per share                           $  0.82          $  0.80
                                                     =======          =======
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